                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

      THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT ("Agreement"), made and entered into as of this 1st day of September, 2006 by and among the following parties:

      o IDS LIFE INSURANCE COMPANY OF NEW YORK (the "Company"), organized under the laws of the State of New York, on its own behalf and on behalf of each of its separate accounts (an "Account") named in Schedule A to this Agreement, as may be amended from time to time;

      o LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC. (formerly Salomon Brothers Variable Series Fund, Inc.)(a "Fund"), an open-end management investment company organized under the laws of Maryland;

      o LEGG MASON PARTNERS VARIABLE PORTFOLIOS II (formerly Greenwich Street Series Fund, formerly Smith Barney Series Fund, formerly Smith Barney Shearson Series Fund, formerly Shearson Series
            Fund)(a "Fund"), an open-end management investment company organized as a business trust under the laws of Massachusetts;

      o LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC. (formerly Travelers Series Fund Inc., formerly Smith Barney Travelers Series Fund Inc.)(a "Fund"), an open-end management investment company organized under the laws of Maryland; and,

      o LEGG MASON INVESTOR SERVICES, LLC (the "Distributor"), a limited liability company organized under the laws of Delaware.

      WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"), and (ii) the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies that have entered into participation agreements with the Fund and the Distributor (hereinafter "Participating Insurance Company"); and

      WHEREAS, the beneficial interests in each Fund are divided into several series of shares,

(each designated a "Portfolio") and, in certain cases classes of shares, represent the interest in a particular managed portfolio of securities and other assets; and

      WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, granting Participating Insurance Company and variable annuity and variable insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of each Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (hereinafter the "Exchange Act") and any applicable state securities law; and

      WHEREAS, the Distributor is the distributor of shares of the Portfolios of each Fund; and

      WHEREAS, the Company has registered or will register certain Contracts under the 1933 Act, or such Contracts are or will be exempt from registration thereunder; and

      WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to one or more Contracts; and

      WHEREAS, the Account is or will be registered as an investment company under the 1940 Act, or the Account is or will be exempt from registration under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts,

      NOW, THEREFORE, in consideration of their mutual promises the Company, each Fund and the Distributor agree as follows:

                                  ARTICLE A.

                           AMENDMENT AND RESTATEMENT
                           -------------------------

      A.1 Each Fund and the Distributor acknowledge the re-naming of the Company to RiverSource Life Insurance Co. of New York on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"). On and after the Effective Time, all references in this Agreement and its Schedule to IDS Life Insurance Company of New York shall mean and refer to RiverSource Life Insurance Co. of New York.

      A.2 This Agreement shall amend and supersede the following agreements as of September 1, 2006, with respect to all investments by the Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

      A.2.1 Participation Agreement, dated November 1, 2005, by and between Salomon Brothers Variable Series Fund, Inc., Citigroup Global Markets Inc. and IDS Life Insurance Company of New York.

      A.2.2 Participation Agreement, dated January 21, 2002, by and among Greenwich Street Series Fund, Salomon Smith Barney Inc. and IDS Life Insurance Company of New York.

                                  ARTICLE I.

                              SALE OF FUND SHARES
                              -------------------

      1.1 Each Fund agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for Fund shares. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that:
(i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and (ii) the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following "Business Day." "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

      1.2 Each Fund agrees to make its shares available indefinitely for purchase at applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of each Fund (hereinafter, the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the

Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.

      1.3 Each Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Company and their separate accounts and, in accordance with the terms of each Fund's Mixed and Shared Funding Exemptive Order, certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

      1.4 No Fund will sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

      1.5 Each Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of that Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by that Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of each Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and (ii) provided that the Fund receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day.

      1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of each Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in Portfolios of the Funds designated on Schedule A to this Agreement as it may hereafter be amended from time to time, and in other funds selected by the Company, the Company' general account or in the Company's Guarantee Period Accounts.

      1.7 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.9 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

      1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.9 Each Fund shall furnish same day notice by wire, telephone (followed by written confirmation), electronic media or fax to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Each Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.10 Each Fund shall provide (electronically or by fax) the closing net asset value per share for each Portfolio to the Company on a daily basis as soon as reasonably practical after the closing net asset value per share is calculated (normally 6:30 p.m. Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that a Fund is unable to meet the 7:00 p.m. time stated immediately above, then that Fund shall immediately notify the Company and provide the Company with additional time to notify that Fund of purchase or redemption orders pursuant to Sections
1.1 and 1.5, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset values available to the Company.

      1.11 Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company. The Fund or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Fund's then current net asset value error correction policy. To the extent that recalculation of one or more transactions does not make the Company's account with a Fund whole, the Distributor shall make such account whole. The Distributor shall not be responsible for payment of any costs of reprocessing transactions in units issued by an Account (or a sub-account of an Account) under the Contracts arising out of an error in the calculation of a Fund's net asset value, dividends or capital gains distributions if such error is discovered and corrected within five business days. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Distributor with acceptable documentation of any such costs incurred.

      1.12 Each Fund shall, upon request of the Company, provide confirmation of trade activity from the previous Business Day. Such confirmation shall include the dollar amount of purchases or redemptions submitted by the Company for each Portfolio, price per share of each Portfolio, and the corresponding total share amount of such purchase or redemption, and shall be transmitted to the Company on the Business Day following the request.

      1.13 Each Fund shall, upon request of the Company, provide on a monthly basis, a report of the monthly trade activity for the Account which shall be transmitted to the Company on the "Business Day" following the request.

      1.14 Company acknowledges that each Fund has adopted policies and procedures reasonably designed to detect and deter frequent purchases and redemptions of Portfolio shares or excessive or short-term trading that might disadvantage owners investing in Portfolios of the Fund on a long-term basis through the Contracts and other variable contracts issued by other Participating Insurance Companies. This policy is described in the Fund's registration statement. Each Fund and Distributor acknowledge that Company, on behalf of its Account(s), has adopted policies and procedures reasonably designed to detect and deter frequent transfers of contract value among the subaccounts of the Account(s) including those investing in Portfolios of each Fund which are available as investment options under the Contracts. This policy is described in the registration statements of the Account(s) through which the Contracts are offered. Company will cooperate with each Fund or its designee's reasonable requests in taking steps to deter and detect such transfers by any Contract owner. Subject to applicable law and the terms of each Contract, the Company will provide promptly upon request by the Fund, directly or through its designee, the following information:

      o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged units of subaccounts investing in Portfolios of a Fund available under a Contract; and,

      o the amount and dates of such Contract owners purchases, redemptions, transfers and exchanges in subaccounts available under a Contract which invest in Portfolios of a Fund.

      If the requested information is not on the Company's books and records, it agrees to make reasonable efforts to promptly obtain the requested information. The Company will execute any instructions from the Fund, directly or through its designee, to restrict or prohibit further purchases, redemptions, transfers or exchanges in subaccounts available under a Contract which invest in shares of any Portfolios of a Fund by any Contract owner who has been identified by the Fund, or its designee, as having engaged in transactions that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

      The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address.

                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt from such registration, and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and regulations. The Company shall amend the registration statements for their Contracts under the 1933 Act and 1940 Act from time to time as required to effect the continuous offering of their Contracts. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a segregated asset account under its domiciliary state insurance laws prior to any issuance or sale of the Contracts and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, unless exempt from such registration. Further, the Company represents and warrants that the Account is in compliance with Rule 38a-1 under the 1940 Act.

      2.2 Each Fund represents and warrants that its shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state in which it is organized, as applicable, and all applicable federal and state securities laws. Further, each Fund represents and warrants that the Fund is in compliance with Rule 38a-1 under the 1940 Act. Each Fund is and shall remain registered under the 1940 Act. Each Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor. Each Fund shall provide to the Company upon request a list of the various jurisdictions in which the Portfolios are registered.

      2.3 Each Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The parties acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.

      2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.5 Each Fund shall at all times, consistent with instructions from the Company received initially and from time to time thereafter, invest money from the Contracts in such a manner as to ensure that the Contracts shall be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, each Fund and its Portfolios shall at all times comply with Section 817(h) of the Code, including without limitation Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. Each Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future. In addition, the Fund will immediately take all steps necessary to adequately diversify the Portfolio to achieve compliance.

      2.6 Each Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Portfolios. Each Fund represents and warrants that its Board, a majority of whom are not interested persons of that Fund, has approved such Rule 12b-1 Plan to finance administrative, service, and distribution expenses of the Fund's Portfolios that have a 12b-1 share, and that any changes to that Fund's Rule 12b-1 Plan will be approved, in accordance with Rule 12b-1 under the 1940 Act.

      2.7 No Fund makes any representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of various states except that each Fund represents that its investment policies, fees and expenses are and shall at all times remain in compliance with the laws of its state of domicile, and each Fund represents that its respective operations are and shall at all times remain in material compliance with the laws of its state of domicile, to the extent required to perform this Agreement.

      2.8 The Distributor represents and warrants that the Distributor is and shall remain duly registered in all material respects under all applicable federal and state laws and regulations and that the Distributor shall perform its obligations for each Fund in compliance in all material respects with the laws of the State of Delaware, and any applicable state and federal laws and regulations.

      2.9 Each party represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of each Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of that Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.10 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. The Company agrees that each Fund or the Distributor will have the right to inspect, audit and copy all records pertaining to the Company's performance of services under this Agreement for each Fund or the Distributor, as the case may be. Each Fund and Distributor agree that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement by each Fund or the Distributor, as the case may be, pursuant to the requirements of any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.

                                 ARTICLE III.

                   PROSPECTUSES AND PROXY STATEMENTS; VOTING
                   -----------------------------------------

      3.1 At the option of the Company, each Fund will either: (a) provide the Company with as many copies of the Fund's current prospectus, statement of additional information, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company will reasonably request; or (b) provide the Company with a camera-ready copy, computer disk or other medium agreed to by the parties of such documents in a form suitable for printing. Each Fund will bear the cost of typesetting, printing and distributing such documents to existing Contract owners. The Company will bear the cost of typesetting, printing and distributing such documents to prospective Contract owners and applicants as required.

      3.2 Each Fund's prospectus shall state that the Statement of Additional Information for that Fund is available from the Distributor (or in the Fund's discretion, the prospectus shall state that such Statement is available from the Fund), and the Distributor (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

      3.3 Each Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. In the event that a Fund initiates (i) a reorganization of a Portfolio as defined by Section 2 of the 1940 Act, or (ii) a change in the name of the Portfolio or the Fund, that Fund shall reimburse the Company for the

Company's internal and out-of-pocket costs associated with the aforementioned actions. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund with acceptable documentation of any such costs incurred.

      3.4   If and to the extent required by law the Company shall:

            (a)   solicit voting instructions from Contract owners;

            (b) vote Fund shares in accordance with instructions received from Contract owners; and

            (c) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for owners of Contracts. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Company shall be responsible for assuring that each Account participating in the Fund calculates voting privileges in a manner consistent with this Section.

      3.5 Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                                  ARTICLE IV.

                        SALES MATERIAL AND INFORMATION
                        ------------------------------

      4.1 The Company shall furnish, or shall cause to be furnished, to a Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or its underwriter is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within ten Business Days after receipt of such material.

      4.2 The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for that Fund's shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for that Fund, or in sales literature or other promotional material approved by that Fund or the Distributor or the designee of either, except with the permission of the Fund or the Distributor or the designee of either.

      4.3 Each Fund and the Distributor, or the designee of either shall furnish, or shall cause to be furnished, to the Company or their designee, each piece of sales literature or other promotional material in which the Company and/or their Account(s) is named at least ten Business Days prior to its use. No such material shall be used if the Company or their designee object to such use within ten Business Days after receipt of such material.

      4.4 Each Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, an Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or their designee, except with the permission of the Company.

      4.5 Upon request, each Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to a Fund or its shares.

      4.6 Upon request, the Company will provide each Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Account.

      4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature, (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1940 Act, the 1933 Act, or rules thereunder.

                                  ARTICLE V.

                               FEES AND EXPENSES
                               -----------------

      5.1 All expenses incident to performance by a Fund under this Agreement shall be paid by the Fund. Each Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Each Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy material, information statements and reports, setting the Fund's prospectus for printing, setting in type and printing the proxy material, information statements and reports to shareholders, and the preparation of all statements and notices required by any federal or state law. Each Fund shall bear the cost of printing and distributing its prospectus, periodic reports to shareholders, proxy materials and other shareholder communications to existing Contract owners. The Company shall see to it that each of the Contracts and the Accounts are registered and are authorized for issuance in accordance with applicable federal law. The Company shall bear the expenses for the cost of registration and qualification of the Contracts and the Accounts, preparation and filing of the applicable prospectus and registration statements, setting each Contract prospectus for printing, and the preparation of all statements and notices required by any federal or state law.

                                  ARTICLE VI.

                              POTENTIAL CONFLICTS
                              -------------------

      6.1 Each Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

      6.2 The Company will report any potential or existing conflicts of which they are aware to the Board of the Fund to which the potential or existing conflict may apply. The Company will assist that Fund's Board in carrying out its responsibilities under that Fund's Mixed and Shared Funding Exemptive Order, by providing that Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owners voting instructions are disregarded.

      6.3 If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating

Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Company's Accounts and the separate accounts of other Participating Insurance Companies from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group, (i.e., annuity Contract owners, life insurance Contract owners, or Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period that Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

      6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the applicable Portfolios of a Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the affected Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.

      6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Fund's Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in that Fund and terminate this Agreement as to such Fund within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board of that Fund.

      6.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in each Fund's Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order applicable to a Fund, then (a) that Fund and/or the Participating Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                 ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

      7.1   Indemnification by the Company
            ------------------------------

            (a) The Company agree to indemnify and hold harmless each Fund and each of its directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent will not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under their control) or wrongful conduct of the Company or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at their own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operations of the Fund.

      7.2   Indemnification by Each Fund and the Distributor
            ------------------------------------------------

            (a) Each Fund and the Distributor agree to indemnify and hold harmless the Company and each of their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of a Fund, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Distributor or Fund or persons under its control) or wrongful conduct of a Fund or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of a Fund; or

                  (iv) arise as a result of any failure by a Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by a Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by a Fund or the Distributor; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            (b) Any Fund or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.

            (c) Each Fund and the Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the affected Fund and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the affected Fund and the Distributor of any such claim shall not relieve the affected Fund and the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the affected Fund and the Distributor will be entitled to participate, at their own expense, in the defense thereof. The affected Fund and the Distributor also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the affected Fund and the Distributor to such party of that Fund's and the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the affected Fund and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify each Fund and the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      7.3   Limitation of Liability. Except as expressly stated herein, as
            -----------------------
between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

      7.4   Arbitration. Any controversy or claim arising out of or relating
            -----------
to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the affected Fund and/or the Distributor or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be New York, New York. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seeking injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

                                 ARTICLE VIII.

                                APPLICABLE LAW
                                --------------

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

      8.2 This Agreement shall be subject to the provisions of the federal securities laws, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, each Fund's Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                  ARTICLE IX.

                                  TERMINATION
                                  -----------

      9.1   This Agreement shall terminate:

            (a) at the option of any party upon ninety (90) days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

            (b) at the option of the Company if shares of the Portfolios delineated in Schedule B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

            (c) at the option of a Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company' duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of an Account, or the purchase of a Fund's shares; or

            (d) at the option of the Company upon institution of formal proceedings against a Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

            (e) at the option of the Company or a Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of a Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to a Fund of the date of any proposed vote or other action taken to replace a Fund's shares; or

            (f) at the option of the Company or a Fund upon a determination by a majority of that Fund's Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of Contracts of all separate accounts, or
(ii) the interests of the Participating Insurance Company investing in that Fund as delineated in Article VI of this Agreement; or

            (g) at the option of the Company if a Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believe that the Fund may fail to so qualify; or

            (h) at the option of the Company if a Fund fails to meet the diversification requirements specified in Article II hereof; or

            (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

            (j) at the option of the Company, if the Company determines in their sole judgment exercised in good faith, that either a Fund or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

            (k) at the option of a Fund or the Distributor, if the Fund or Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Distributor, or

            (l) at the option of a Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

      9.2   Notice Requirement
            ------------------

            (a) In the event that any termination of this Agreement is based upon the provisions of Article VI, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

            (b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b) - (d) or 9.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

            (c) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(i) or 9.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

      9.3   No Reason Required for Termination. It is understood and agreed
            ----------------------------------
that the right to terminate this Agreement pursuant to Section 9.1 (a) may be exercised for any reason or for no reason.

      9.4   Effect of Termination.
            ----------------------

            (a) Notwithstanding any termination of this Agreement, the affected Fund or the Distributor will at the option of the Company, continue to make available additional shares of the affected Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation the owners of the Existing Contracts shall be permitted to reallocate investments in the affected Fund, redeem investments in the affected Fund and/or invest in the affected Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.4 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

            (b) In the event of termination pursuant to Section 9.1(l), or such laws preclude the use of such shares as the underlying investment medium for the Contracts issued or to be issued by the Company, and if through no fault of the Company, the need for substitution of a Fund's shares for the shares of another registered investment company arises out of this event, the expenses of obtaining such an order shall be reimbursed by the affected Fund. The affected Fund and the Distributor shall cooperate fully with the Company in connection with such application.

      9.5   Surviving Provisions. Each party's obligations under Section 2.11
            --------------------
and Article VII will survive and will not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                                  ARTICLE X.

                                    NOTICES
                                    -------

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to a Fund:

      LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.
      LEGG MASON PARTNERS VARIABLE PORTFOLIOS II
      LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.
      300 First Stamford Place, 2nd Floor
      Stamford, Connecticut 06902
      Attention: Joel Sauber

If to the Company:

      IDS LIFE INSURANCE COMPANY OF NEW YORK
      50605 Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: Vice President and Group Counsel

If to the Distributor:

      LEGG MASON INVESTOR SERVICES, LLC
      300 First Stamford Place
      Stamford, Connecticut 06902
      Attention: Laura Nash

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

      11.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      11.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      11.6  Use and Disclosure of Confidential Information.
            ----------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

            (a) Confidential Information includes without limitation all information regarding the customers of the Company or the customers of any of the Company's subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of customers of any of the foregoing information derived therefrom.

            (b) No Fund nor the Distributor may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Fund and/or the Distributor as set forth in this Agreement, and agree to cause any party to whom a Fund and/or the Distributor may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

            (c) Each Fund and the Distributor agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or the customers of any of the Company's subsidiaries affiliates or licensees; each Fund and the Distributor further agree to cause any party to whom the Fund and/or the Distributor may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

      11.7 The Company shall comply with all applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act), and if required by such laws or regulations, will share with the Fund and the Distributor information about the individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

      Each Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money launding including without limitation the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001 (Title III of the USA PATRIOT Act), and if required by such laws or regulations, will share with the Company information about individuals, entites, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

      11.8 Each Fund agrees to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

Company:

IDS LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer:               Attest:

By: /s/ Pat H. Carey III                 By: /s/ Betsy Hannum
    ----------------------------------       ---------------------------------
        Pat. H. Carey III                        Betsy Hannum
Title:  Vice President                   Title: Assistant Secretary

Fund:                                    Fund:

LEGG MASON PARTNERS VARIABLE             LEGG MASON PARTNERS VARIABLE
PORTFOLIOS I, INC.                       PORTFOLIOS II

By its authorized officer:               By its authorized officer:

By:  /s/ R. J. Gerken                    By: /s/ R.J. Gerken
    ----------------------------------       ---------------------------------
Title: President                         Title: President
Date: October 6, 2006                    Date: October 6, 2006

Distributor:                             Fund:

LEGG MASON INVESTOR SERVICES, LLC        LEGG MASON PARTNERS VARIABLE
                                         PORTFOLIOS III, INC.

By its authorized officer:               By its authorized officer:

By: /s/ Timothy C. Scheve                By: /s/ R. J. Gerken
    ----------------------------------       ---------------------------------
Title: Managing Director                 Title: President
Date: October 4, 2006                    Date: October 6, 2006________________

                                  SCHEDULE A

             Accounts, Contracts, Funds and Designated Portfolios

ACCOUNTS: IDS Life of New York Variable Annuity Account (established April 17,
1996) and IDS Life of New York Account SBS (established October 8, 1991)

CONTRACTS, FUNDS AND DESIGNATED PORTFOLIOS:

----------------------------------------------------------------------------------------------------------
         CONTRACTS                      FUNDS                          PORTFOLIOS
----------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor 4        LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable Small
Advantage Variable Annuity              PORTFOLIOS I, INC.             Cap Growth Portfolio
----------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor 4        LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable Small
Select Variable Annuity                 PORTFOLIOS I, INC.             Cap Growth Portfolio
----------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor 4        LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable Small
Access Variable Annuity                 PORTFOLIOS I, INC.             Cap Growth Portfolio
----------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor          LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable Small
Advantage Plus Variable Annuity         PORTFOLIOS I, INC.             Cap Growth Portfolio
----------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Select   LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable Small
Plus Variable Annuity                   PORTFOLIOS I, INC.             Cap Growth Portfolio
----------------------------------------------------------------------------------------------------------
IDS Life of New York Symphony Annuity   LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable
                                        PORTFOLIOS II                  Aggressive Growth Portfolio

                                                                       Legg Mason Partners Variable
                                                                       Appreciation Portfolio

                                                                       Legg Mason Partners Variable
                                                                       Diversified Strategic Income
                                                                       Portfolio

                                                                       Legg Mason Partners Variable Equity
                                                                       Index Portfolio

                                                                       Legg Mason Partners Variable
                                                                       Fundamental Value Portfolio

                                                                       Legg Mason Partners Variable Growth
                                                                       and Income Portfolio

----------------------------------------------------------------------------------------------------------
IDS Life of New York Symphony Annuity   LEGG MASON PARTNERS VARIABLE   Legg Mason Partners Variable
                                        PORTFOLIOS III, INC.           International All Cap Growth
                                                                       Portfolio

                                                                       Legg Mason Partners Variable Money
                                                                       Market Portfolio
----------------------------------------------------------------------------------------------------------